UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 16, 2017, MobileIron, Inc. (the “Company”) entered into a sublease with Vendavo, Inc. (the “Sublandlord”), effective as of March 1, 2017 (the “Sublease”), for 34,905 square feet of office space located at 401 E. Middlefield Road, Mountain View, California.

The term of the Sublease is through June 30, 2020, with an estimated commencement date of the 16th day after the Sublandlord has delivered early access to the premises to the Company, but in no event sooner than the date by which Sublandlord has delivered exclusive possession of the premises to the Company, which is currently estimated to occur in June 2017.

The total monthly base rent under the Sublease for the leased facility will be as follows:

Months of Lease Term	Monthly Base Rent
1	$0.00
2-12	$113,441.25
13-24	$116,931.75
25-36	$120,422.25
37	$123,912.75

The foregoing description of the Sublease is qualified in its entirety by reference to the full text of the Sublease, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Sublease, effective March 1, 2017, between MobileIron, Inc. and Vendavo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: March 3, 2017
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel, Chief Compliance Officer and Secretary

INDEX TO EXHIBITS

uly

Exhibit No.	Description
10.1	Sublease, effective March 1, 2017, between MobileIron, Inc. and Vendavo, Inc.